UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 6, 2015

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01 Regulation FD Disclosure.
Peak Resorts, Inc. (the “Company”) has posted an updated investor presentation dated as of August 6, 2015 to its website.   The investor presentation contains an overview of the Company and its strategy, including information related to the Company’s financial results for the fiscal year ended April 30, 2015.  The investor presentation and any future updates thereto will be available on the presentation page of the Company’s website at http://ir.peakresorts.com.  A copy of the presentation is attached as Exhibit 99.1 and incorporated by reference herein.

Note:  Information in this report (including the exhibit) furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely as a result of the requirements of Regulation FD.  Furthermore, the information provided in this report and in Exhibit 99.1 hereto shall not be deemed to be incorporated by reference into any filings of the Company under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Investor presentation slides issued by Peak Resorts, Inc. on August 6, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2015

PEAK RESORTS, INC. (Registrant)

By:	/s/ Stephen J. Mueller
Name:	Stephen J. Mueller
Title:	Chief Financial Officer

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